UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 3, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

On August 3, 2018, Sigma Designs, Inc. (“Sigma”) issued a press release announcing its intention to file a Form 25 with the Securities and Exchange Commission (“SEC”) to delist its common stock from the Nasdaq Stock Market (“NASDAQ”). Concurrently with the issuance of the press release, Sigma has notified NASDAQ of its intention to file a Form 25 with the SEC to delist its common stock from NASDAQ. Sigma anticipates that it will file its Form 25 on or about August 15, 2018, following the planned payment on August 14, 2018 of Sigma’s previously announced distribution of $6.00 per share to its shareholders of record as of the close of business on July 31, 2018. The ex-dividend date for the special cash distribution, as established by NASDAQ, is August 15, 2018.

The voluntary delisting and the distribution are part of Sigma’s previously announced voluntary Plan of Liquidation and Dissolution that was approved by its shareholders at a special meeting of shareholders held on April 17, 2018. Sigma continues to expect to make at least one additional distribution to shareholders as it continues to execute on the Plan of Liquidation and Dissolution. The timing and amount, if any, of any subsequent distributions will be dependent upon a number of factors, including, but not limited to, claims made by vendors, customers, or other parties, Sigma’s ability to defend and settle those claims, final tax amounts for Sigma and its various subsidiaries, wind down expenses, and the establishment of any necessary reserve amounts in connection with the final dissolution. The delisting from NASDAQ will not impact Sigma’s ability to make further distributions.

The press release announcing the special cash distribution was originally filed as exhibit 99.1 to Sigma’s Current Report on Form 8-K filed on July 20, 2018.

A copy of the press release announcing Sigma’s intention to file a Form 25 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the communications expressly incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). These statements include, but are not limited to, the anticipated timing of the filing and effectiveness of the Form 25 to delist Sigma’s common stock, the planned cash distribution to shareholders, Sigma’s intention to make at least one additional distribution to shareholders, and other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are beyond Sigma’s and its management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the proposed completion of Sigma’s previously announced Plan of Liquidation and Dissolution, the special cash distribution or the voluntary delisting, such as: (1) uncertainties as to the timing and expense related to remaining liquidation and shut down activities, which could affect the distribution or future distributions; (2) unexpected claims of third parties that have not yet been presented to Sigma; (3) unexpected costs, charges or expenses realized in the process of winding down, (4) the ability of Sigma to ensure that sufficient cash is available for distribution to shareholders in accordance with its plans; (5) the ability for shareholders to trade the common stock of Sigma on the OTC markets following delisting from NASDAQ, and (6) the ability for shareholders to access information about Sigma following the time that Sigma’s obligations to file reports with the SEC have been suspended.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Sigma Designs’ filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibits

Item No.	Description

99.1	Press Release issued by Sigma Designs, Inc. dated August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2018		SIGMA DESIGNS, INC.

	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer